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                                  Exhibit 21.1
                                  ------------

                           MICROSTRATEGY INCORPORATED

                                  SUBSIDIARIES
                                  ------------
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
Aventine, Incorporated                              MicroStrategy-FSC, Inc.
(Delaware)                                          (Barbados)

MicroStrategy Administration Corporation            MicroStrategy GmbH
(Delaware)                                          (Austria)

MicroStrategy Management Corporation                MicroStrategy Iberica, S.A.U.
(Delaware)                                          (Spain)

MicroStrategy Services Corporation                  MicroStrategy International Limited
(Delaware)                                          (Bermuda)

Strategy.com Incorporated                           MicroStrategy International II Limited
(Delaware)                                          (Bermuda)

MicroStrategy Australia Pty. Ltd.                   MicroStrategy Italy S.r.l.
(Australia)                                         (Italy)

MicroStrategy Benelux B.V.                          MicroStrategy Korea Co., Ltd.
(Netherlands)                                       (Korea)

MicroStrategy Brasil Ltda.                          MicroStrategy Limited
(Brazil)                                            (United Kingdom)

MicroStrategy Brasil Ltda. Sucursal Argentina       MicroStrategy Mexico, S. de R.L. de C.V.
(Argentina)                                         (Mexico)

MicroStrategy Canada Incorporated                   MicroStrategy Schweiz AG
(Canada)                                            (Switzerland)

MicroStrategy Deutschland GmbH                      Strategy.com International Limited
(Germany)                                           (Bermuda)

MicroStrategy France SARL
(France)
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